PRICING SUPPLEMENT NO. 68                                         Rule 424(b)(3)
DATED: April 8, 2003                                          File No. 333-76894
(To Prospectus dated January 25, 2002,
and Prospectus Supplement dated January 25, 2002)

                                 $10,006,693,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $100,000,000  Floating Rate Notes [X]   Book Entry Notes [X]

Original Issue Date: 4/11/2003  Fixed Rate Notes [_]      Certificated Notes [_]

Maturity Date:  4/11/2006       CUSIP#: 073928ZC0

Option to Extend Maturity:      No  [X]
                                Yes [_]   Final Maturity Date:

                                                  Optional            Optional
                             Redemption           Repayment           Repayment
Redeemable On                 Price(s)             Date(s)            Price(s)
-------------              --------------       -------------        -----------

     N/A                         N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                            Maximum Interest Rate: N/A

[_]   Commercial Paper Rate                     Minimum Interest Rate: N/A

[_]   Federal Funds Effective Rate

[_]   Federal Funds Open Rate                   Interest Reset Date(s): *

[_]   Treasury Rate                             Interest Reset Period: Monthly

[_]   LIBOR Reuters                             Interest Payment Date(s): **

[X]   LIBOR Telerate

[_]   Prime Rate

[_]   CMT Rate

Initial Interest Rate: 1.60813%                 Interest Payment Period: Monthly

Index Maturity: One Month

Spread (plus or minus): +0.30%

*     On the 11th of each month prior to Maturity.

**    On the 11th of each month and at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.